                            QUEST CASH RESERVES, INC.

                            ARTICLES OF INCORPORATION



     FIRST:    THE UNDERSIGNED, Jay A. Radov, whose address is 1100 Charles
Center South, 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, as incorporator, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

     SECOND:   The name of the corporation (which is hereinafter called the
"Corporation") is:
                            Quest Cash Reserves, Inc.

     THIRD:    a)  The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

     1) To engage generally in the business of investing, reinvesting, owning, holding and trading in securities, as defined in the Investment Company Act of 1940, as from time to time amended (hereinafter referred to as the "1940 Act") or repurchase agreements, to issue redeemable securities, and to engage generally in the business of an open-end investment company of the management type.

     2) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of capital stock, or any voting trust certificates or depository receipts in respect of the shares of capital stock, scrip, warrants, rights, options, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or other rights in or interests issued or created by any corporation, joint stock company, syndicate, association, firm, trust, partnership, join venture or person, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision, or by any governmental agency, or by any other entity, and to issue in exchange therefor or in payment thereof its own capital stock, bonds or other obligations or securities, or otherwise pay therefor in money or other property; to possess and exercise as owner thereof all the rights, powers and privileges of ownership including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     3) To purchase, redeem or otherwise acquire, and to hold, sell or otherwise dispose of, and to retire and reissue, shares of its own stock of any class and any other securities issued by it in any manner now or hereafter authorized or permitted by law.

     4) To carry out all or any part of the objects and purposes of the Corporation and to conduct its business in all or any of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts and possessions of the United States of America and in foreign countries.

          b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Law of the State of Maryland.

     FOURTH:   The present address of the principal office of the Corporation in this State is c/o The Prentice-Hall Corporation System, Maryland, 1123 North Eutaw Street, Baltimore, Maryland 21201.

     FIFTH:    The name and address of the resident agent of the Corporation are
The Prentice-Hall Corporation System, Maryland, 1123 North Eutaw Street, Baltimore, Maryland 21201. Said resident agent is a Maryland corporation.


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

     SIXTH:    (a)  The total number of shares of stock of all classes which the
Corporation initially has authority to issue is three billion (3,000,000,000) shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $300,000. All of such shares are classified as "Common Stock". The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock; provided, that the Board of Directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation, then outstanding with respect to rights upon the liquidation, dissolution, or winding up of the affairs of, or upon any distribution of the general assets of, the Corporation and provided further that there may be variations so fixed and determined among different series and classes as to investment objectives, purchase price, right of redemption, special rights as to dividends, and in liquidation, with respect to assets belonging to a particular series of class, voting powers, and conversion rights.

          b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the "Primary Portfolio" Series (of which there are initially classified 1,000,000,000 shares), the "Government Portfolio" Series (of which there are initially classified 1,000,000,000 shares) and the "Tax-Exempt Portfolio" Series (of which there are initially classified 1,000,000,000 shares) and any additional class or series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional class or series at the time of establishing and designating such additional class of series).

     1) ASSETS BELONGING TO CLASS OR SERIES. All consideration received by the Corporation from the issue or sale of shares of a particular class or series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange of liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class or series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that class or series as provided in the following sentence, are herein referred to as "assets belonging to" that class or series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class or series (collectively "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes or series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular class or series shall belong to that class or series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

     2) LIABILITIES BELONGING TO CLASS OR SERIES. The assets belonging to each particular class or series shall be charged with the liabilities of the Corporation in respect of that class or series and all expenses, costs, charges and reserves attributable to that class or series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the classes or series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class or series are herein referred to as "liabilities belonging to" that class or series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

     (3) INCOME BELONGING TO CLASS OR SERIES. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding.

     Income belonging to a class or series includes all income, earnings and profits derived from assets belonging to that class or series, less any expenses, costs, charges or reserves belonging to that class or series, for the relevant time period, all determined in accordance with generally accepted accounting principles.

     (4) DIVIDENDS. Dividends and distributions on shares of a particular class or series may be paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class.

     All dividends on shares of a particular class or series shall be paid only out of the income belonging to that class or series and capital gains distributions on shares of a particular class or series shall be paid only out of the capital gains belonging to that class or series. All dividends and distributions on shares of a particular class or series shall be distributed pro rata to the holders of that class or series in proportion to the number of shares of that class or series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

     The Corporation intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, or any successor or comparable statute thereto, and regulations promulgated thereunder.

Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability of the Corporation for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

     Dividends and distributions may be made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each stockholder of the mode of the making of such dividend or distribution to that stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in subsection (9) below.

     (5) LIQUIDATION. In the event of the liquidation or dissolution of the Corporation or of a particular class or series, the stockholders of each class or series that has been established and designated and is being liquidated shall be entitled to receive, as a class or series, when and as declared by the Board of Directors, the excess of the assets belonging to that class or series over the liabilities belonging to that class or series. The holders of shares of any particular class or series shall not be entitled thereby to any distribution upon liquidation of any other class or series. The assets so distributable to the stockholders of any particular class or series shall be distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. The liquidation of any particular class or series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors than in office, subject to the approval of a majority of the outstanding securities of that class or series, as defined in the 1940 Act, and without the vote of the holders of any other class or series. The liquidation or dissolution of a particular class or series may be accomplished, in whole or in part, by the transfer of assets of such class or series to another class or series or by the exchange of shares of such class or series for the shares of another class or series.

     (6) VOTING. On each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (A) as to any matter with respect to which a separate vote of any class or series is required by the 1940 Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (B) in the event that the separate vote requirements referred to in (A) above apply with respect to one or more classes of series, then, subject to (C) below, the shares of all other classes or series shall vote as a single class or series, and (C) as to any matter which does not affect the interest of a particular class or series, including liquidation of a particular class or series as described in subsection (5) above, only the holders of shares of the one or more affected classes shall be entitled to vote.

     (7) REDEMPTION AT THE SHAREHOLDER'S OPTION. Each holder of shares of a particular class or series shall have the right at such times as may be permitted by the Corporation, but no less frequently than once each week, to require the Corporation to redeem all or any part of his shares of that class or series at a redemption price per share equal to the net asset value per share of that class or series next determined (in accordance with subsection (9)) after the shares are properly tendered for redemption. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in securities or other assets belonging to the class or series of which the shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.


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

     Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any class or series to require the Corporation to redeem shares of that class or series during any period or at any time when and to the extent permissible under the 1940 Act.

     (8) REDEMPTION BY CORPORATION. The Board of Directors may cause the Corporation to redeem at net asset value the shares of any class from a holder
(i) if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended, or (ii) if such holder has had, for a period of more than six months, shares of that class or series having an aggregate net asset value (determined in accordance with subsection (9)) of $500 or less in his account, provided that in the case of a redemption pursuant to clause (ii) hereof at least sixty (60) days prior written notice of the proposed redemption has been given to such holder by postage paid mail to his last known address. Upon redemption of shares pursuant to this subsection, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of shares so redeemed.

     (9) NET ASSET VALUE PER SHARE. The net asset value per share of any class or series shall be the quotient obtained by dividing the value of the net assets of that class or series (being the value of the assets belonging to that class less the liabilities belonging to that class or series) by the total number of shares of that class or series outstanding, all determined by the Board of Directors in accordance with generally accepted accounting principles and not inconsistent wit the 1940 act.

     The Board of Directors may determine to maintain the net asset value per share of any class or series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that class or series as dividends payable in additional shares of that class or series at the designated constant dollar amount and for the handling of any losses attributable to that class or series. Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to that class or series his pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that class or series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each stockholder of the Corporation shall be deemed to have agreed, by his investment in any class or series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

     (10) EQUALITY. All shares of each particular class or series shall represent an equal proportionate interest in the assets belonging to that class or series (subject to the liabilities belonging to that class or series), and each share of any particular class or series shall be equal to each other share of that class or series. The Board of Directors may from time to time divide or combine the shares of any particular class or series into a greater or lesser number of shares of that class or series without thereby changing the proportionate beneficial interest in the assets belonging to that class or series or in any way affecting the rights of shares of any other class or series.

     (11) CONVERSION OR EXCHANGE RIGHTS. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of shares of any class or series shall have the right to convert or exchange said shares into shares of one or more other classes or series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

     (12) FRACTIONAL SHARES. The Corporation may issue and sell fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Charter or in the By-Laws, they shall be deemed to include fractions of shares, where the context does not clearly indicate that only full shares are intended.

     (13) STOCK CERTIFICATES. The Corporation shall not be obligated to issue certificates representing shares of any class or series unless the Board of Directors shall so require.


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

     (14) TRANSFER RESTRICTIONS.   If, in the opinion of the Board of Directors
of the Corporation, concentration of ownership of shares of Common Stock may cause the Corporation to be deemed a personal holding company within the meaning of the Internal revenue Code of 1986, as amended, the Corporation may at any time and from time to time refuse to give effect on the books of the Corporation to any transfer or transfers of any share or shares of Common Stock in an effort to prevent such personal holding company status.

     (c) Subject to the foregoing and to the requirements of the 1940 Act, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into one or more classes or series of common stock, special stock or other stock, and to subdivide and resubdivide shares of any class or series into one or more subclasses or subseries of such class or series, by determining, fixing, or altering one or more of the following:

          (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section.

          (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

          (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

          (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

          (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

          (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

          (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.


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


          (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

          (d) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the 1940 Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock of any class or series that the Corporation has authority to issue.

     SEVENTH:    The number of directors of the Corporation shall be three, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are as follows:

                                Joseph M. LaMotta
                            Philip H. Didriksen, Jr.
                                Thomas E. Duggan

     EIGHTH:   (a)  The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders.

     (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration (which shall consist only of cash or securities) as may be deemed advisable by the Board of Directors and without any action by the stockholders.

     (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of

Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

     (3) The Board of Directors of the Corporation shall have power from time to time and in its sole discretion to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute, regulation or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

     (4) Unless the By-Laws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by authority of the Board of Directors.

     5) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes or series of capital stock or of the total number of shares of any class or series of capital stock entitled to vote as a separate class of series, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes or series outstanding and entitled to vote thereon or of the class or series entitled to vote thereon as a separate class or series, as the case may be, except as otherwise provided in the Charter.

     (6) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of

Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further
indemnification arrangements as may be permitted by law.   No amendment of the
charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. Nothing contained herein shall be construed to authorize the Corporation to indemnify any director or officer of the Corporation or of any subsidiary of the Corporation against any liability to the Corporation or to any holders of securities of the Corporation or to any subsidiary of the Corporation to which he is subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     (7) To the fullest extent permitted by Maryland statutory and decisional law and the 1940 Act, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment, modification or repeal of this Article EIGHTH, Section 7 shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

     (8) The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise.

     (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

     NINTH:    The duration of the Corporation shall be perpetual.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on May 1, 1989.


WITNESS:


_____________________________ _____________________________
Cheryl Komatinsky             Jay A. Radov

                           QUEST CASH RESERVES, INC.

                             ARTICLES SUPPLEMENTARY



     Quest Cash Reserves, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND:   (a)  In accordance with Section 2-105(c) of the Maryland General
Corporation Law, the Board of Directors has increased the authorized capital stock of the Corporation to 50,000,000,000 shares of common stock (par value $.0001 per share).

               (b) Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SIXTH of the Charter of the Corporation, the Board of Directors has duly divided and classified 10,000,000,000 shares of the Common Stock of the Corporation into a series designated "California Tax-Exempt Portfolio" Series Fund and has duly divided and classified 10,000,000,000 shares of the Common Stock of the Corporation into a series designated "New York Tax-Exempt Portfolio" Series common stock and has provided for the issuance of such shares.

               (c) Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SIXTH of the Charter of the Corporation, the Board of Directors has duly divided and classified an additional 9,000,000,000 shares of Common Stock of the Corporation into the Primary Portfolio Series, 9,000,000,000 shares of Common Stock into the General Tax-Exempt Portfolio Series, and 9,000,000,000 Shares of Common Stock into the Government Portfolio Series and has provided for the issuance of such shares.

     THIRD:    The terms of the California Tax-Exempt Portfolio Series and the
New York Tax-Exempt Series Common Stock are set forth in Article SIXTH of the Charter of the Corporation.

     FOURTH:   (a)  As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 3,000,000,000 shares, of which no shares are Preferred Stock and 3,000,000,000 shares are Common Stock (par value $.0001 per share).

               (b) As increased, the total number of shares of stock of all classes which the Corporation has authority to issue is 50,000,000,000 shares, of which no shares are Preferred Stock and 50,000,000,000 shares are Common Stock (par value $.0001 per share).

               (c) There are 10,000,000,000 shares classified as Primary Portfolio Series Common Stock, 10,000,000,000 shares classified as Government Portfolio Series Common Stock, 10,000,000,000 shares classified as General Tax-Exempt Portfolio Series Common Stock, 10,000,000,000 shares classified as New York Tax-Exempt Portfolio Series Common Stock, and 10,000,000,000 shares classified as California Tax-Exempt Portfolio Series Common Stock.

               (d) The aggregate par value of all shares having a par value is $300,000 before the increase and $5,000,000 as increased.

     IN WITNESS WHEREOF, Quest Cash Reserves, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 26, 1990.




WITNESS:                           QUEST CASH RESERVES, INC.



_____________________________           By___________________________
Thomas E. Duggan                            Philip H. Didriksen, Jr.
Secretary                                   President

                            QUEST CASH RESERVES, INC.

                              ARTICLES OF AMENDMENT


     Quest Cash Reserves, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Charter of the Corporation is hereby amended as follows:

     The name and designation of the "General Tax-Exempt Portfolio" shall be changed to "General Municipal Portfolio".

     The name and designation of the "California Tax-Exempt Portfolio" shall be changed to the "California Municipal Portfolio."

     The name and designation of the "New York Tax-Exempt Portfolio" shall be changed to the "New York Municipal Portfolio".

     SECOND:   The amendment does not increase the authorized stock of the
Corporation.

     THIRD:    The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Quest Cash Reserves, Inc., has caused these presents to be signed in its name and its behalf by its President and witnessed by its Secretary on April 29, 1992.

WITNESS:                      QUEST CASH RESERVES, INC


__________________________    _____________________________
Thomas E. Duggan              Joseph M. La Motta
Secretary                     President

     THE UNDERSIGNED, President of Quest Cash Reserves, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                              _______________________________
                              Joseph M. La Motta
                              President

                            QUEST CASH RESERVES, INC.

                              ARTICLES OF AMENDMENT
                            CHANGING NAMES OF SERIES
                        PURSUANT TO MGCL SECTION 2-605(B)

          Quest Cash Reserves, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Charter of the Corporation is hereby amended to provide that the name of the Corporation is changed to "OCC Cash Reserves, Inc."

     SECOND:   The amendment does not change the outstanding capital stock of the corporation or the aggregate par value thereof.

     THIRD:    The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

     FOURTH:   The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this 30th day of January 1996.

                              QUEST CASH RESERVES, INC.


                              By:__________________________
                                   Name:  Susan A. Murphy
                                   Title:  Vice President


ATTEST:


______________________________
Name:  Deborah Kaback
Title:  Secretary

     THE UNDERSIGNED, the Vice President of Quest Cash Reserves, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of her knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                         __________________________
                         Name:  Susan A. Murphy
                         Title:  Vice President